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                                                                   EXHIBIT 10(m)

                         [FORM OF EMPLOYMENT AGREEMENT]


                         TEXAS INSTRUMENTS INCORPORATED


                                 ________, 1999


[Name]
Telogy Networks, Inc.
20520 Century Boulevard
Germantown, Maryland 20874

           Re: Employment

Dear [Name]:

     This letter confirms our proposal relating to your employment following our acquisition of Telogy Networks, Inc. ("Telogy") in accordance with that certain Agreement and Plan of Merger, dated as of May 29, 1999, among Telogy, Texas Instruments Incorporated ("TI") and TNI Acquisition Corp. (the "Merger Agreement"). This letter shall be null and void if such acquisition is not consummated.

     1. Position; Employment Term. From the Closing Date (as defined in the Merger Agreement) through January 31, 2003, unless sooner terminated in accordance with the terms hereof ("Employment Term"), you will be employed either by Telogy or by TI, as TI may reasonably determine, as [Title] of Telogy, subject to the following terms and conditions. You agree to devote your full working time and efforts, to the best of your ability and experience, to the performance of your services, duties and responsibilities with TI and its subsidiaries. Such services, duties and responsibilities shall be performed principally in Maryland (unless otherwise agreed by you and TI).

     2. Compensation. During the Employment Term, you shall receive a base salary at an annual rate of $***** per year, payable in accordance with the applicable payroll practices and subject to increases at the sole discretion of TI. In addition, with respect to 1999, you shall be entitled to a minimum aggregate bonus of $***** payable in the first quarter of 2000, provided that you are employed by Telogy or TI, as the case may be, on such payment date.

     3. Employee Benefits and Policies. During the Employment Term, you will participate in employee benefit plans generally provided to similarly situated employees in accordance with the terms thereof from time to time. You will be entitled to and shall abide by all applicable employment and personnel policies in effect from time to time.


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     4. Stock Options. We will recommend to the Compensation Committee of the
Board of Directors of TI that you be granted on or about the Closing Date (as defined in the Merger Agreement) a non-qualified option under the Texas Instruments 1996 Long-Term Incentive Plan (the "Plan") to purchase an aggregate of **** shares of common stock of TI, par value of $1.00 ("TI Stock"), at an exercise price equal to the fair market value of TI Stock as of the date of grant. We will further recommend to the Compensation Committee of the Board of Directors of TI that, with respect to 2000, you be granted a non-qualified option under the Plan to purchase an aggregate of no less than **** shares of TI Stock, at an exercise price equal to the fair market value of TI Stock as of the date of grant. Each stock option shall have a term of ten (10) years and shall vest, in twenty-five percent (25%) increments, on each of the first four
(4) anniversaries of the date of grant. Except as otherwise provided in this letter agreement or any stock option grant agreement, the stock options granted pursuant to this paragraph 4 shall be subject to the terms of the Plan.

     5. Required Employee Forms. As a condition of employment with TI or any of its subsidiaries, you shall promptly execute and deliver to TI an Employee Trade Secrets Information Acknowledgement, an Assignment of Invention and Company Information Agreement, a Release of Records and such other documents as TI reasonably may require from time to time with respect to its new employees or similarly situated employees.

     6. Death or Disability. Upon your death or total disability during the Employment Term, your employment with TI and its subsidiaries and the Employment Term shall automatically end. You shall be entitled to your accrued and unpaid salary through your date of death or total disability, and death or disability benefits and other employee benefits in accordance with the terms of the applicable benefit plans. As currently permitted under the terms of the Telogy stock option plans, TI shall cause any stock options outstanding as of the date hereof that are not vested on the date of your death or total disability during the Employment Term to become fully vested on such date. For purposes of this letter agreement, "total disability" means any physical or mental condition which constitutes a disability for purposes of TI's long term disability plan.

     7. Termination of Employment. Prior to the end of the Employment Term, Telogy or TI, as the case may be, may terminate your employment only for Cause (as defined below), and the Employment Term shall end on the date of such termination. For purposes of this letter agreement, "Cause" means any of the following: (a) your conviction of, or plea of nolo contendere to, a felony involving dishonesty or moral turpitude; (b) your use of illegal drugs; (c) your material breach of the provisions of this letter agreement; (d) your material breach of any other written agreement between you and Telogy or TI, as the case may be, or otherwise executed by you, including but not limited to the any intellectual property agreements; (e) your material fraud or dishonesty in connection with your employment; (f) your willful neglect to perform your duties or responsibilities in connection with your employment; or (g) your commission of a major infraction as described in Telogy's or TI's written policies with respect to employee discipline; provided, that any of the events specified in clauses (c) through (g) of this paragraph 7 continues beyond ten
(10) days after a written demand for substantial performance is delivered to you by Telogy or TI, as the case may be.


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     8. Voluntary Resignation. You may resign your employment with Telogy or
TI, as the case may be, at any time, provided that you furnish thirty (30) days' prior written notice thereof, and the Employment Term shall end on the date of such termination. You shall be entitled to your accrued and unpaid salary through the date of such termination, and employee benefits in accordance with the terms of the applicable benefit plans. In the event that you resign your employment under this paragraph 8, any option granted under the Telogy Networks, Inc. Amended and Restated 1990 Option Plan shall terminate in accordance with its terms upon the earlier of (i) thirty (30) days after such termination of employment or (ii) the expiration date of such option.

     9. Waiver. You hereby waive the provisions in Sections 17(b) and (c) of the Telogy Networks, Inc. Amended and Restated 1990 Stock Option Plan to the extent it provides "(i) Optionee is not offered employment, in substantially the same job capacity and duties, with the Surviving Company" and acknowledge and agree that, pursuant to discussions among you, TI and Telogy, this letter agreement constitutes an offer of employment after the merger that is substantially the same with respect to your job capacity and duties before the merger. Unless your employment is sooner terminated in accordance with the terms hereof, TI agrees to use its good faith efforts to maintain or cause to be maintained your title of [Title] of Telogy and substantially the same duties as of the Effective Time (as defined in the Merger Agreement) for a period of twelve (12) months from the Closing Date (as defined in the Merger Agreement).

     10. Noncompetition. For a period of two (2) years from the end of the Employment Term, you undertake that, without the express prior written consent of the Board of Directors of Telogy, you will not, directly or indirectly, individually or through any affiliate, engage, participate, make any financial investment in, or become employed by or render advisory services to any business, whether in corporate, proprietorship, or partnership form or otherwise, engaged in any activities that are directly competitive with any business conducted at any time during the Employment Term, or under development at the end of the Employment Term, by Telogy and its subsidiaries ("Prohibited Business"). Notwithstanding the foregoing, holding up to three percent (3%) of the shares of a company whose securities are publicly traded on a recognized stock exchange, or the National Market of the National Association of Securities Dealers Automated Quotation System or any other nationally recognized over-the-counter market, shall not be deemed to be a breach of this undertaking.

     11. No-Hire. For a period of two (2) years from the end of the Employment Term, you shall not, directly or indirectly, hire or solicit (for the benefit of you or any third party) the employment of any person employed by TI or Telogy or any subsidiary thereof or otherwise encourage any such employee to terminate his or her employment with TI or Telogy or any subsidiary thereof, in each case without the prior written consent of the Board of Directors of Telogy.

     12. Confidentiality. For a period of at least five (5) years from the end of the Employment Term, you undertake not to disclose to any person, or use or otherwise exploit for your own benefit or for the benefit of anyone other than TI, Telogy or any of their subsidiaries, any Confidential Information (as defined below). You shall have no obligation to keep confidential any Confidential Information if and to the extent disclosure thereof is specifically


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required by law, judicial or governmental order, or other legal process;
provided, however, that in the event such disclosure is required, you shall, to the extent reasonably possible, provide TI or Telogy, as the case may be, with prompt notice of such requirement, prior to making any disclosure, so that TI or Telogy, as the case may be, may seek an appropriate protective order or waive compliance with this provision in respect of such disclosure. For purposes of this letter agreement, "Confidential Information" means any confidential information in respect of the conduct or details of the business of TI, Telogy and any of their subsidiaries, including, without limitation, methods of operation, customer lists, products (existing and proposed), prices, fees, costs, strategic and other plans, customer projects, designs, technology, inventions, trade secrets, know-how, software, marketing methods, policies, personnel, suppliers, competitors, markets, or other specialized information or proprietary matters of TI, Telogy and any of their subsidiaries. The term "Confidential Information" does not include, and there shall be no obligation hereunder in respect of, information that (i) is generally available to the public on the date of this letter agreement or (ii) becomes generally available to the public other than as a result of a disclosure by you in violation of this letter agreement.

     13. Enforcement. You agree that (i) any breach of the provisions of paragraph 10, 11 or 12 of this letter agreement would cause irreparable damage to TI and Telogy for which monetary damages and other remedies at law would be inadequate and (ii) TI and Telogy shall have the right, without the posting of any bond whatsoever, in addition to any rights and remedies existing in their favor, to enforce their rights and your obligations under this letter agreement not only by an action or actions for damages, but also by an action or actions for specific performance and/or injunctive relief or other equitable relief in order to enforce, or prevent any violations of, the provisions of this letter agreement.

     14. Acknowledgements. You acknowledge and that the prohibited activities and the scope and duration of the obligations set forth in paragraphs 10, 11 and 12 of this letter agreement (i) are reasonable and no broader than necessary to protect the legitimate business interests of Telogy and the goodwill thereof acquired by TI and (ii) do not and will not impose an unreasonable burden upon you.

     15. Amendment and Waiver. This letter agreement may be amended and any provision of this letter agreement may be waived, provided that any such amendment or waiver will be binding upon a party only if such amendment or waiver is set forth in a writing executed by the parties hereto.

     16. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon the earlier of delivery thereof if by hand or upon receipt if sent by mail (registered or certified mail, postage prepaid, return receipt requested) or on the second next business day after deposit if sent by a recognized overnight delivery service or upon transmission if sent by telecopy or facsimile transmission (with request of assurance of receipt in a manner customary for communication of such type) as follows:


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                           If to Telogy or TI, to:

                           Texas Instruments Incorporated
                           7839 Churchill Way
                           P.O. Box 650311M/S 3995
                           Dallas, Texas  75265
                           Attention:  Charles D. Tobin
                           Facsimile No.:  (972) 917-3804

                           with copies to:

                           Texas Instruments Incorporated
                           8505 Forest Lane, M/S 8658
                           Dallas, Texas  75243

                                    - or -

                           P.O. Box 660199, M/S 8658
                           Dallas, Texas  75266
                           Attention:  Richard J. Agnich, Esq.
                           Facsimile No.:  (972) 480-5061

                           and

                           Weil, Gotshal & Manges LLP
                           100 Crescent Court, Suite 1300
                           Dallas, Texas  75201-6950
                           Attention:  R. Scott Cohen, Esq.
                           Facsimile No.:  (214) 746-7777


                           If to you, to:

                           [Name]
                           ----------------------------------

                           ----------------------------------
                           Attention:
                                     ------------------------
                           Facsimile No.:
                                         --------------------

     17. Entire Agreement. This letter agreement and the documents referred to herein contain the entire agreement between the parties hereto in respect of the subject matter hereof, and supersede any prior understandings, agreements, or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way. Notwithstanding the foregoing, however, this letter agreement shall not supersede, and is in addition to, any agreements between Telogy and you entered into in connection with your employment by Telogy or its subsidiaries.


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     18. Counterparts. This letter agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     19. Governing Law. This letter agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regard to the conflicts-of-laws rules thereof. You hereby consent to the enforcement of this letter agreement in any state or federal court in the State of Maryland and consent to personal jurisdiction in those courts.

     20. Headings. The article and section headings contained in this letter agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this letter agreement.

     21. Severability. Whenever possible, each provision of this letter agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this letter agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this letter agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein. In lieu of such invalid, illegal, or unenforceable provisions, the parties hereto agree that there shall be automatically substituted therefor, and direct any court so construing this letter agreement to add, as a part hereof, a provision as similar in terms to such invalid, illegal, or unenforceable provisions as may be possible and be valid, legal, and enforceable.

     22. Successors and Assigns. This letter agreement and the rights and duties hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. You shall not assign, delegate, or otherwise transfer (whether voluntary, by operation of law, or otherwise) this letter agreement or any right or obligation hereunder without the prior written consent of TI and Telogy.

                                     * * *




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     Please indicate your agreement to the terms and conditions of employment with Telogy or TI, as the case may be, set forth herein, including your covenants regarding noncompetition, no-hire and confidentiality, by affixing your signature to the enclosed copy of this letter and returning the same to the undersigned as soon as possible.


                                 Very truly yours,

                                 TEXAS INSTRUMENTS INCORPORATED



                                 By:
                                    -----------------------------------



I agree to the foregoing
terms and conditions:


--------------------             --------------------------------------
Date                             [Name]



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